Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

Record Digital Revenues in the Quarter and Full Year, Grew 32% Year-Over-Year for GAAP and 20% for Non-GAAP, Represented More Than 50% of Revenues for the First Time

Monthly Active UsersA in 2015 Grew 25% Year-Over-Year, Reached an All-Time High

Upon Close of King Acquisition, Company Will Have More Than a Half Billion Monthly Active UsersA

Full Year 2015 GAAP Earnings Per Share Grew 5% from 2014, and at Constant FXB, Full Year 2015 Non-GAAP Earnings Per Share Grew 13% Above 2014’s Record

Generated Operating Cash Flow of $1.2 Billion in 2015

2016 Cash Dividend Increased By 13% to $0.26 Per Common Share

Santa Monica, CA – February 11, 2016 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced fourth quarter and full year results.

	Fourth Quarter			Calendar Year
(in millions, except EPS)	2015	Prior Outlook*	2014	2015	2014
GAAP
Net Revenues	$1,353	$1,218	$1,575	$4,664	$4,408
EPS	$0.21	$0.09	$0.49	$1.19	$1.13
Non-GAAP
Net Revenues	$2,118	$2,148	$2,213	$4,621	$4,813
EPS	$0.83	$0.82	$0.94	$1.32	$1.42

*Prior outlook was provided by the company on November 2, 2015 in its earnings release.

For calendar year 2015, Activision Blizzard delivered GAAP net revenues of $4.66 billion, as compared with $4.41 billion for 2014. GAAP net revenues from digital channels were $2.50 billion and represented a record 54% of the company’s total net revenues. The company delivered record GAAP earnings per diluted share of $1.19, as compared with $1.13 per diluted share for 2014.

On a non-GAAP basis, for the calendar year 2015, the company delivered net revenues of $4.62 billion, as compared with $4.81 billion for 2014. Non-GAAP net revenues from digital channels were a record $2.63 billion and represented a record 57% of the company’s total non-GAAP net revenues. Non-GAAP earnings per share were $1.32, as compared with $1.42 per diluted share for 2014.

Activision Blizzard Announces Q4 2015 Financial Results

For the quarter ended December 31, 2015, Activision Blizzard’s GAAP net revenues were $1.35 billion, as compared with $1.58 billion for the fourth quarter of 2014. GAAP net revenues from digital channels were a record $724 million and represented a Q4 record 54% of the company’s total revenues, growing 34% year-over-year. GAAP earnings per diluted share for the fourth quarter of 2015 were $0.21, as compared with $0.49 for the fourth quarter of 2014.

On a non-GAAP basis, for the quarter ended December 31, 2015, the company’s net revenues were $2.12 billion, as compared with $2.21 billion for the fourth quarter of 2014.  Non-GAAP net revenues from digital channels were a record $780 million and represented a Q4 record 37% of the company’s total non-GAAP net revenues, growing 14% year-over-year.  Non-GAAP earnings per diluted share for the fourth quarter of 2015 were $0.83, as compared with $0.94 for the fourth quarter of 2014.

At constant FXB, calendar year 2015  non-GAAP net revenues and EPS were up 4% and 13%, respectively, year-over-year, driven by strong engagement and recurring digital trends on our year-round monetizing franchises. Operating margin at constant FXB was also ahead of 2012’s all-time high of 34%. Non-GAAP net revenues and EPS for the quarter were roughly flat versus prior year at constant FXB.

Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “With our expected closing of the acquisition of King Digital later this month, we will have the largest game network in the world, with over 500 million users playing our games every month.A Our entertainment franchises, including Call of Duty, World of Warcraft and soon Candy Crush, will reach people on mobile, console and desktop devices in almost every country in the world.  This gives us the opportunity to engage our global audiences and create revenue streams from content and services.  Our esports initiatives, enhanced by our recent acquisition of Major League Gaming, allow us to reward our players around the world for their dedication and investment in our games.  We expect to generate approximately $6.25 billion in revenues and over $2.0 billion of operating income in 2016 and we will have over 9,000 of the most talented people making, marketing and selling great games around the world.”

Selected Business Highlights:

•                 At constant FXB, Activision Publishing’s 2015 non-GAAP operating income grew 30%, and revenues grew 7%. Average MAUsA for the year were up 20% year-over-year, reaching an all-time

Activision Blizzard Announces Q4 2015 Financial Results

high, and digital revenues grew over 65%. Activision Publishing now has 4 of the top 10 games on next-generation consoles life-to-date, including Call of Duty®: Black Ops III at number one.1

•                 Activision Publishing’s Call of Duty franchise revenues grew double digits year-over-year both for the full year and in Q4, ending the quarter with the highest MAUsA in franchise history. The strong performance was driven by Call of Duty: Black Ops III, which had the biggest entertainment opening weekend of 2015, and was the #1 console game globally for the calendar year.2 Call of Duty was the #1 franchise in North America for the seventh year in a row.1 Black Ops III also has the highest season pass attach rate for downloadable content in franchise history. The Call of Duty franchise has now surpassed 250 million units sold life-to-date worldwide with over $15 billion in total sales, including in-game content, since it first launched in 2003.2

•                 Activision Publishing’s Destiny achieved record digital attach rates on its critically acclaimed Q3 expansion, The Taken King. Destiny’s 25+ million registered users have logged nearly 3 billion hours playing the game.

•                 Activision Publishing’s casual titles, namely Q3 release Skylanders® SuperChargers and Q4 release Guitar Hero® Live, performed weaker than expected, we believe largely due to greater competition in the toys to life genre and due to the casual audience’s shift to mobile devices.

•                Blizzard Entertainment reached an all-time high for MAUsA in 2015.  Fourth quarter MAUsA were up nearly 25% year-over-year, reflecting strong engagement with the online player community. At constant FXB, Blizzard’s 2015 revenues are above 2014’s record results.

•                 On November 6, 2015, Blizzard Entertainment revealed that Hearthstone®: Heroes of Warcraft™ had surpassed the 40 million-registered-player milestone. On November 12, 2015, Blizzard launched The League of Explorers™, the third adventure for the franchise, with 45 new cards. This Adventure sold over 20% more units as of the first 6 weeks after launch than the prior Adventure in the same time frame.  As a result of this new content, and continued strength across platforms and geographies, Hearthstone hit all-time franchise highs in multiple categories, including MAUsA, at the end of Q4.

•                On November 6, 2015, Blizzard Entertainment kicked off presales for Legion™, the upcoming expansion for World of Warcraft®. Pre-purchasers will receive the expansion’s level-100 character boost, as well as early access to the Demon Hunter class when available. World of Warcraft remains the #1 subscription-based MMORPG in the world.

•                On November 10, 2015, Blizzard Entertainment launched Legacy of the Void™, the standalone third chapter of StarCraft® II, selling through over 1 million copies in the first 24 hours of launch. Legacy of the Void received multiple Strategy Game of the Year awards. At BlizzCon® on November 6, 2015, Blizzard announced plans for a series of standalone mission packs.

•                At BlizzCon, Blizzard Entertainment announced Heroes of the Storm’s™ upcoming Arena mode, planned for release in 2016, featuring smaller maps and shorter sessions. Heroes of the Storm

Activision Blizzard Announces Q4 2015 Financial Results

ended the year taking home multiple awards, including Best Competitive Multiplayer and Best MOBA from Game Informer.

Company Outlook:

•                 On November 2, 2015, the company announced its agreement to acquire King Digital Entertainment for approximately $5.9 billion in equity value ($4.8 billion in enterprise value).  Following the closing of the transaction, the addition of King’s business is expected to further position Activision Blizzard for growth across platforms, audiences, genres, and business models. Our outlook for 2016 includes King, assuming we receive the necessary regulatory approvals to allow us to complete the transaction, which is currently expected to close later this month.

•                 On December 22, 2015, Activision Publishing announced that the field is set for the inaugural Call of Duty World League Pro Division, with 800 professional esports teams across the world vying for more than $3 million in cash prizes playing Call of Duty: Black Ops III, culminating with the Call of Duty Championship presented by PlayStation 4 in the fall of 2016.

•                 On February 2, 2016, Activision Publishing launched the first of four map packs for Call of Duty: Black Ops III, delivering four new, epic multiplayer maps in addition to an all-new Zombies experience, available first on PlayStation 4.

•                 In Q4 2016, Activision Publishing plans to release an innovative new Call of Duty game from its studio, Infinity Ward, the makers of the Modern Warfare series.

•                 Activision Publishing, along with its partners at Bungie, expects to bring a large new expansion to Destiny in 2016 and to release a full game sequel in 2017.

•                Activision Publishing expects a new Skylanders game to launch in 2016 along with Skylanders Academy, a new TV series celebrating the beloved kids franchise.

•                 On January 28, 2016, Blizzard Entertainment announced the 2016 Heroes of the Dorm™ competition, featuring online team brawler Heroes of the Storm, with more than $500,000 in tuition and other prizes on the line as part of this year’s event. Esports fans will be able to follow the action on ESPN networks, who will once again deliver live coverage of the events on television and digital platforms.

•                 Blizzard Entertainment’s team-based shooter, Overwatch™, will be coming to PC, PlayStation 4, and Xbox One in spring of 2016. An initial closed beta test ran from October 27, 2015 to December 10, 2015, and the game reached top-viewed status on Twitch. Closed beta testing resumed on February 9, 2016.

•                Blizzard’s World of Warcraft is expected to launch its highly anticipated expansion, Legion, this summer, following the June release of the Warcraft film by Legendary Pictures.

Activision Blizzard Announces Q4 2015 Financial Results

•                 On January 4, 2016, Activision Blizzard announced the acquisition of Major League Gaming, a leader in creating and streaming premium live gaming events, organizing professional competitions and running competitive gaming leagues. The acquisition expands Activision Blizzard’s reach across the rapidly-growing esports ecosystem by adding proven live streaming capabilities and technologies to the Activision Blizzard Media Networks division, led by former ESPN CEO Steve Bornstein and Major League Gaming co-founder Mike Sepso.

•                 Activision Blizzard’s first quarter and calendar year 2016 outlook is as follows. Please note that this outlook includes King Digital Entertainment in our results based on an assumed transaction close later this month.

(in millions, except EPS)	GAAP Outlook**	Non-GAAP Outlook**

CY 2016
Net Revenues	$6,100	$6,250
EPS	$0.45	$1.75
Fully Diluted Shares*	767	767

Q1 2016
Net Revenues	$1,260	$800
EPS	$0.21	$0.11
Fully Diluted Shares*	756	756

* Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.

** Outlook includes King Digital Entertainment based on an assumed transaction close later this month. The outlook includes certain estimates and assumptions associated with the King transaction based on the data currently available to us considering the transaction has not closed. Additionally, our GAAP outlook includes estimates and assumptions that may be materially different from those at the transaction close, including our stock price at and around the transaction close date, market inputs and assumptions in our stock option expenses, allocation of the purchase consideration to the acquired assets, and related tax impact from the transaction, among others.

Currency Assumptions for 2016 Outlook:

•                 $1.11 USD/Euro for current outlook (vs. a $1.11 average for 2015 and a $1.33 average for 2014)

•                 $1.45 USD/British Pound Sterling for current outlook (vs. a $1.53 average for 2015 and a $1.65 average for 2014)

•                 Note: Revenue and EPS increase if the Euro or British Pound Sterling strengthen vs. USD.

Board Declares Cash Dividend and Authorizes Debt Repayment

The company also announced that its Board of Directors declared a cash dividend of $0.26 per common share, payable on May 11, 2016 to shareholders of record at the close of business on March

Activision Blizzard Announces Q4 2015 Financial Results

30, 2016, which represents a 13% increase from the cash dividend paid in 2015.

The Board of Directors also approved a repayment of up to $1.5 billion of the company’s outstanding debt during 2016.

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended December 31, 2015 and management’s outlook for 2016. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-239-5257 in the U.S. with passcode 1448926.

About Activision Blizzard

Activision Blizzard, Inc., a member of the S&P 500, is the world’s most successful standalone interactive entertainment company. Activision Blizzard develops and publishes games based on some of the most beloved entertainment franchises, including Call of Duty®, Destiny, Skylanders®, World of Warcraft®, StarCraft®, Diablo®, and Hearthstone®: Heroes of Warcraft™. The company is one of the FORTUNE “100 Best Companies To Work For®” 2015. Headquartered in Santa Monica, California, Activision Blizzard has operations throughout the world, and its games are played in 196 countries. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

1 The NPD Group

2 The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates

A Monthly Active User (MAU) Definition:  We monitor MAUs as a key measure of the overall size of our user base and their regular engagement with our portfolio of games. MAUs are the number of individuals who played a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing by the number of months in the period.  An individual who plays two of our games would be counted as two users.  For Activision and King MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as two users due to technical limitations.  For Blizzard MAUs, an individual who plays the same game on two platforms or devices in the relevant period would be counted as one user.

B Constant FX Definition:  Constant FX provides current period results converted into USD using the average exchange rates from the comparative prior periods rather than the actual exchange rates in effect during the respective current periods. We have provided various measurements at constant FX. Refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.  For the full year and fourth quarter of 2015, we estimated $364 million and $125 million exchange rate impacts on non-GAAP revenues, respectively, and $0.28 and $0.11 on non-GAAP EPS, respectively. Exchange rates impact our non-GAAP operating margins by approximately 240 basis points for the full year 2015. For the full year 2015, we estimated $169 million and $111 million exchange rate impacts on Activision Publishing’s non-GAAP revenues and operating income. For the full year 2015, we estimated $170 million exchange rate impacts on Blizzard’s non-GAAP revenues.

No Profit Forecasts:  Other than the specific information relating to the combined outlook for Activision Blizzard and King Digital Entertainment for 2016 set out in this press release, no statement in this press release is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Activision Blizzard and/or King

Activision Blizzard Announces Q4 2015 Financial Results

Digital Entertainment, as appropriate.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. When relevant, the Company also provides constant FX information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses (including legal fees, costs, expenses and accruals) related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto;

•                  fees and other expenses related to acquisitions, including the acquisition of King Digital Entertainment, and the debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the

Activision Blizzard Announces Q4 2015 Financial Results

performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  The statements contained in this press release that are not historical facts are forward-looking statements, including, but not limited to, statements about (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those related to product releases; (3) statements of future financial or operating performance; (4) statements relating to the agreement to acquire King Digital Entertainment and the timing and expected impact of that proposed transaction, including without limitation, the expected impact on Activision Blizzard’s future financial results; and (5) statements of assumptions underlying such statements. The company generally uses words such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.

The Company cautions that a number of important factors could cause Activision Blizzard’s actual future results and other future circumstances to differ materially from those expressed in any forward looking statements. Such factors include, but are not limited to: uncertainties as to whether and when the proposed acquisition of King Digital Entertainment will close; uncertainties as to whether and when Activision Blizzard will be able to realize the anticipated financial results of such acquisition; the integration of King Digital Entertainment being more difficult, time-consuming or costly than expected; the diversion of management time and attention to issues relating to the proposed acquisition and integration of King Digital Entertainment; sales levels of Activision Blizzard’s titles including, following completion of the proposed acquisition, King Digital Entertainment titles; increasing concentration of revenue among a small number of titles; Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, and preferences among hardware platforms; the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt; adoption rate and availability of new hardware (including peripherals) and related software, particularly during console transitions; counterparty risks relating to customers, licensees, licensors and manufacturers; maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, manufacturers, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles;  changing business models, including digital delivery of content and the increased prevalence of free-to-play games; product delays or defects; competition, including from used games and other forms of entertainment; rapid changes in technology and industry standards; possible declines in software pricing; product returns and price protection; the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion; the seasonal and cyclical nature of the interactive entertainment market; litigation risks and associated costs; protection of proprietary rights; shifts in consumer spending trends; capital market risks; applicable regulations; domestic and international economic, financial and political conditions and policies; tax rates and foreign exchange rates; the impact of the current macroeconomic environment; and the other factors identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.

The forward-looking statements in this press release are based on information available to the Company, including information provided to the Company by King Digital Entertainment and our preliminary assessment on the impact to our financial information of purchase price accounting, as of the date of this press release and, while believed to be true when made, may ultimately prove to be incorrect.  The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company’s assumptions or otherwise.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the original date of this press release, February 11, 2016.

###

(Tables to Follow)

Activision Blizzard Announces Q4 2015 Financial Results

For Information Contact:

Amrita Ahuja	Mary Osako
SVP, Investor Relations	SVP, Global Communications
(310) 255-2075	(424) 322-5166
Amrita.Ahuja@Activision.com	Mary.Osako@Activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	1
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net revenues
Product sales	$711	$1,094	$2,447	$2,786
Subscription, licensing and other revenues[1]	642	481	2,217	1,622
Total net revenues	1,353	1,575	4,664	4,408

Costs and expenses
Cost of sales - product costs	361	432	921	999
Cost of sales - online	63	61	224	232
Cost of sales - software royalties and amortization	98	124	412	260
Cost of sales - intellectual property licenses	16	14	28	34
Product development	193	184	646	571
Sales and marketing	289	247	734	712
General and administrative	83	75	380	417
Total costs and expenses	1,103	1,137	3,345	3,225

Operating income	250	438	1,319	1,183

Interest and other expense, net	49	50	198	202

Income before income tax expense	201	388	1,121	981

Income tax expense	42	27	229	146

Net income	$159	$361	$892	$835

Basic earnings per common share [2]	$0.22	$0.49	$1.21	$1.14
Weighted average common shares outstanding	733	720	728	716

Diluted earnings per common share [2]	$0.21	$0.49	$1.19	$1.13
Weighted average common shares outstanding assuming dilution	744	729	739	726

1                   Subscription, licensing and other revenues represent revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2                   The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 6 million and 8 million for the three months and year ended December 31, 2015, respectively, and 12 million and 15 million for the three months and year ended December 31, 2014, respectively.  For the three months and year ended December 31, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $158 million and $881 million, respectively, as compared to total net income of $159 million and $892 million, respectively, for the same periods. For the three months and year ended December 31, 2014, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate earnings per common share, assuming dilution, was $355 million and $817 million, respectively, as compared to total net income of $361 million and $835 million, respectively, for the same periods.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	2
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in millions)

	December 31, 2015	December 31, 2014

Assets
Current assets
Cash and cash equivalents	$1,823	$4,848
Cash in escrow	3,561	—
Short-term investments	8	10
Accounts receivable, net	679	659
Inventories, net	128	123
Software development	336	452
Intellectual property licenses	30	5
Other current assets	383	444
Total current assets	6,948	6,541
Long-term investments	9	9
Software development	80	20
Intellectual property licenses	—	18
Property and equipment, net	189	157
Deferred income taxes, net	268	258
Other assets	173	85
Intangible assets, net	49	29
Trademark and trade names	433	433
Goodwill	7,095	7,086
Total assets	$15,244	$14,636

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$284	$325
Deferred revenues	1,702	1,797
Accrued expenses and other liabilities	625	592
Total current liabilities	2,611	2,714
Long-term debt, net	4,079	4,324
Deferred income taxes, net	3	4
Other liabilities	483	361
Total liabilities	7,176	7,403

Shareholders’ equity
Common stock	—	—
Additional paid-in capital	10,242	9,924
Treasury stock	(5,637)	(5,762)
Retained earnings	4,096	3,374
Accumulated other comprehensive loss	(633)	(303)
Total shareholders’ equity	8,068	7,233
Total liabilities and shareholders’ equity	$15,244	$14,636

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)

	Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income	$892	$835
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(27)	(44)
Provision for inventories	43	39
Depreciation and amortization	95	90
Loss on disposal of property and equipment	—	1
Amortization of capitalized software development costs and intellectual property licenses[1]	399	256
Amortization of debt discount and debt financing costs	7	7
Stock-based compensation expense[2]	92	104
Excess tax benefits from stock awards	(67)	(39)
Changes in operating assets and liabilities:
Accounts receivable, net	(40)	(177)
Inventories	(54)	(2)
Software development and intellectual property licenses	(350)	(349)
Other assets	21	18
Deferred revenues	(27)	475
Accounts payable	(25)	(12)
Accrued expenses and other liabilities	233	90
Net cash provided by operating activities	1,192	1,292

Cash flows from investing activities:
Proceeds from maturities of available-for-sale investments	145	21
Purchases of available-for-sale investments	(145)	—
Acquisition of business	(46)	—
Cash in escrow	(3,561)	—
Capital expenditures	(111)	(107)
Decrease in restricted cash	2	2
Net cash used in investing activities	(3,716)	(84)

Cash flows from financing activities:
Proceeds from issuance of common stock to employees	106	175
Tax payment related to net share settlements on restricted stock rights	(83)	(66)
Excess tax benefits from stock awards	67	39
Dividends paid	(170)	(147)
Repayment of long-term debt	(250)	(375)
Payment of debt financing costs	(7)	—
Proceeds received from shareholder settlement	202	—
Net cash used in financing activities	(135)	(374)

Effect of foreign exchange rate changes on cash and cash equivalents	(366)	(396)

Net (decrease) increase in cash and cash equivalents	(3,025)	438

Cash and cash equivalents at beginning of period	4,848	4,410

Cash and cash equivalents at end of period	1,823	$4,848

1 Excludes deferral and amortization of stock-based compensation expense.

2 Includes the net effects of capitalization, deferral, and amortization of stock-based compensation expense.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	4
SUPPLEMENTAL FINANCIAL INFORMATION
(Amounts in millions)

	Three Months Ended					Year over Year	Three Months Ended				Year over Year
	December 31,	March 31,	June 30,	September 30,	December 31,	% Increase	March 31,	June 30,	September 30,	December 31,	% Increase
	2013	2014	2014	2014	2014	(Decrease)	2015	2015	2015	2015	(Decrease)
Cash Flow Data
Operating Cash Flow	$880	$136	$106	$(145)	$1,195	36%	$209	$135	$(181)	$1,029	(14)%
Capital Expenditures	16	37	25	28	17	6	21	28	46	16	(6)
Non-GAAP Free Cash Flow[1]	864	99	81	(173)	1,178	36	188	107	(227)	1,013	(14)

Operating Cash Flow - TTM[2]	1,264	1,075	1,072	977	1,292	2	1,365	1,394	1,358	1,192	(8)
Capital Expenditures - TTM[2]	74	94	100	106	107	45	91	94	112	111	4
Non-GAAP Free Cash Flow - TTM[2]	$1,190	$981	$972	$871	$1,185	—%	$1,274	$1,300	$1,246	$1,081	(9)%

1 Non-GAAP free cash flow represents operating cash flow minus capital expenditures.

2 TTM represents trailing twelve months.  Operating Cash Flow for the three months ended December 31, 2013, three months ended September 30, 2013, three months ended June 30, 2013, and three months ended March 31, 2013 was $880 million, $(50) million, $109 million, and $325 million, respectively.  Capital Expenditures for the three months ended December 31, 2013, three months ended September 30, 2013, three months ended June 30, 2013, and three months ended March 31, 2013 was $16 million, $22 million, $19 million, and $17 million, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	5
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES
(Amounts in millions, except per share data)

Three Months Ended December 31, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,353	$361	$63	$98	$16	$193	$289	$83	$1,103
Less: Net effect from deferral of net revenues and related cost of sales[1]	765	133	—	74	4	—	—	—	211
Less: Stock-based compensation[2]	—	—	—	(5)	—	(5)	(2)	(10)	(22)
Less: Amortization of intangible assets[3]	—	—	—	—	(7)	—	—	—	(7)
Less: Fees and other expenses related to acquisitions[4]	—	—	—	—	—	—	—	(5)	(5)
Non-GAAP Measurement	$2,118	$494	$63	$167	$13	$188	$287	$68	$1,280

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$250	$159	$0.22	$0.21
Less: Net effect from deferral of net revenues and related cost of sales[1]	554	438	0.59	0.58
Less: Stock-based compensation[2]	22	15	0.02	0.02
Less: Amortization of intangible assets[3]	7	5	0.01	0.01
Less: Fees and other expenses related to acquisitions[4]	5	$5	0.01	0.01
Non-GAAP Measurement	$838	$622	$0.84	$0.83

Year Ended December 31, 2015	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,664	$921	$224	$412	$28	$646	$734	$380	$3,345
Less: Net effect from deferral of net revenues and related cost of sales[1]	(43)	(32)	—	(55)	5	—	—	—	(82)
Less: Stock-based compensation[2]	—	—	—	(15)	—	(25)	(9)	(43)	(92)
Less: Amortization of intangible assets[3]	—	—	—	—	(11)	—	—	—	(11)
Less: Fees and other expenses related to acquisitions[4]	—	—	—	—	—	—	—	(5)	(5)
Non-GAAP Measurement	$4,621	$889	$224	$342	$22	$621	$725	$332	$3,155

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,319	$892	$1.21	$1.19
Less: Net effect from deferral of net revenues and related cost of sales[1]	39	19	0.02	0.02
Less: Stock-based compensation[2]	92	65	0.09	0.09
Less: Amortization of intangible assets[3]	11	8	0.01	0.01
Less: Fees and other expenses related to acquisitions[4]	5	5	0.01	0.01
Non-GAAP Measurement	$1,466	$989	$1.34	$1.32

[1]	Reflects the net change in deferred revenues and related cost of sales.
[2]	Includes expenses related to stock-based compensation.
[3]	Reflects amortization of intangible assets from purchase price accounting.
[4]	Reflects fees and other expenses related to acquisitions, including the acquisition of King Digital Entertainment, and the debt financings related thereto.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three months and year ended December 31, 2015, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $617 million and $977 million, respectively, as compared to total net income of $622 million and $989 million, respectively, for the same periods. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 733 million, participating securities of approximately 6 million, and dilutive shares of 11 million during the three months ended December 31, 2015. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 728 million, participating securities of approximately 8 million, and dilutive shares of 11 million during the year ended December 31, 2015.

Refer to note B in the earnings release for information about the reconciliation of constant FX non-GAAP measures.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	6

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except per share data)

Three Months Ended December 31, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$1,575	$432	$61	$124	$14	$184	$247	$75	$1,137
Less: Net effect from deferral of net revenues and related cost of sales[1]	638	112	—	52	(1)	—	—	—	163
Less: Stock-based compensation[2]	—	—	—	(5)	—	(5)	(2)	(17)	(29)
Less: Amortization of intangible assets[3]	—	—	—	—	(8)	—	—	—	(8)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	—	—	—	—	—	—	—	36	36
Non-GAAP Measurement	$2,213	$544	$61	$171	$5	$179	$245	$94	$1,299

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$438	$361	$0.49	$0.49
Less: Net effect from deferral of net revenues and related cost of sales[1]	475	349	0.48	0.47
Less: Stock-based compensation[2]	29	19	0.03	0.03
Less: Amortization of intangible assets[3]	8	5	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	(36)	(36)	(0.05)	(0.05)
Non-GAAP Measurement	$914	$698	$0.95	$0.94

Year Ended December 31, 2014	Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement	$4,408	$999	$232	$260	$34	$571	$712	$417	$3,225
Less: Net effect from deferral of net revenues and related cost of sales[1]	405	29	—	161	—	—	—	—	190
Less: Stock-based compensation[2]	—	—	(1)	(17)	—	(22)	(8)	(56)	(104)
Less: Amortization of intangible assets[3]	—	—	—	—	(12)	—	—	—	(12)
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	—	—	—	—	—	—	—	(13)	(13)
Non-GAAP Measurement	$4,813	$1,028	$231	$404	$22	$549	$704	$348	$3,286

	Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement	$1,183	$835	$1.14	$1.13
Less: Net effect from deferral of net revenues and related cost of sales[1]	215	136	0.19	0.18
Less: Stock-based compensation[2]	104	65	0.09	0.09
Less: Amortization of intangible assets[3]	12	8	0.01	0.01
Less: Fees and other expenses related to the Purchase Transaction and related debt financings[4]	13	13	0.02	0.02
Non-GAAP Measurement	$1,527	$1,057	$1.44	$1.42

[1]	Reflects the net change in deferred revenues and related cost of sales.
[2]	Includes expenses related to stock-based compensation.
[3]	Reflects amortization of intangible assets from purchase price accounting.
[4]

Reflects fees and other expenses (including legal fees, costs, expenses and accruals) related to the repurchase of 429 million shares of our common stock from Vivendi (the “Purchase Transaction”) completed on October 11, 2013 and related debt financings.

The per share adjustments and the GAAP and non-GAAP earnings per share information are presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. For the three months and year ended December 31, 2014, net income attributable to Activision Blizzard, Inc. common shareholders used to calculate non-GAAP earnings per common share, assuming dilution, was $686 million and $1,034 million, respectively, as compared to total net income of $698 million and $1,057 million, respectively, for the same periods. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 720 million, participating securities of approximately 12 million, and dilutive shares of 9 million during the three months ended December 31, 2014. For purposes of calculating earnings per share, we had, on a weighted-average basis, common shares outstanding of 716 million, participating securities of approximately 15 million, and dilutive shares of 10 million during the year ended December 31, 2014.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	7

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	December 31, 2015		December 31, 2014
	Amount	% of Total[1]	Amount	% of Total[1]	$ Increase (Decrease)	% Increase (Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$462	34%	$846	54%	$(384)	(45)%
Digital online channels[2]	724	54	539	34	185	34
Total Activision and Blizzard	1,186	88	1,385	88	(199)	(14)
Other[3]	167	12	190	12	(23)	(12)
Total consolidated GAAP net revenues	1,353	100	1,575	100	(222)	(14)

Change in Deferred Revenues[4]
Retail channels	709		492
Digital online channels[2]	56		146
Total changes in deferred revenues	765		638

Non-GAAP Net Revenues by Distribution Channel
Retail channels	1,171	55	1,338	60	(167)	(12)
Digital online channels[2]	780	37	685	31	95	14
Total Activision and Blizzard	1,951	92	2,023	91	(72)	(4)
Other[3]	167	8	190	9	(23)	(12)
Total non-GAAP net revenues[5]	$2,118	100%	$2,213	100%	$(95)	(4)%

	Year Ended
	December 31, 2015		December 31, 2014
	Amount	% of Total[1]	Amount	% of Total[1]	$ Increase (Decrease)	% Increase (Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,806	39%	$2,104	48%	$(298)	(14)%
Digital online channels[2]	2,502	54	1,897	43	605	32
Total Activision and Blizzard	4,308	92	4,001	91	307	8
Other[3]	356	8	407	9	(51)	(13)
Total consolidated GAAP net revenues	4,664	100	4,408	100	256	6

Change in Deferred Revenues[4]
Retail channels	(169)		104
Digital online channels[2]	126		301
Total changes in deferred revenues	(43)		405

Non-GAAP Net Revenues by Distribution Channel
Retail channels	1,637	35	2,208	46	(571)	(26)
Digital online channels[2]	2,628	57	2,198	46	430	20
Total Activision and Blizzard	4,265	92	4,406	92	(141)	(3)
Other[3]	356	8	407	8	(51)	(13)
Total non-GAAP net revenues[5]	$4,621	100%	$4,813	100%	$(192)	(4)%

1	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
2

Net revenues from digital online channels represent revenues from digitally distributed subscriptions, licensing royalties, value-added services, downloadable content, micro-transactions, and products.

3	Net revenues from Other include revenues from our film and tv studio and media network businesses, along with revenues that were historically shown as “Distribution”.
4	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.
5	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	8

FINANCIAL INFORMATION

For the Three Months Ended December 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	December 31, 2015		December 31, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	$164	12%	$266	17%	$(102)	(38)%
PC	221	16	104	7	117	113

Next-generation (PS4, Xbox One, Wii U)	497	37	367	23	130	35
Prior-generation (PS3, Xbox 360, Wii)	158	12	380	24	(222)	(58)
Total console[3]	655	48	747	47	(92)	(12)

Mobile and ancillary[4]	146	11	268	17	(122)	(46)
Total Activision and Blizzard	1,186	88	1,385	88	(199)	(14)
Other[5]	167	12	190	12	(23)	(12)
Total consolidated GAAP net revenues	1,353	100	1,575	100	(222)	(14)

Change in Deferred Revenues[6]
Activision and Blizzard:
Online[2]	27		132
PC	30		23

Next-generation (PS4, Xbox One, Wii U)	616		263
Prior-generation (PS3, Xbox 360, Wii)	89		219
Total console[3]	705		482

Mobile and ancillary[4]	3		1
Total changes in deferred revenues	765		638

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	191	9	398	18	(207)	(52)
PC	251	12	127	6	124	98

Next-generation (PS4, Xbox One, Wii U)	1,113	53	630	28	483	77
Prior-generation (PS3, Xbox 360, Wii)	247	12	599	27	(352)	(59)
Total console[3]	1,360	64	1,229	56	131	11

Mobile and ancillary[4]	149	7	269	12	(120)	(45)
Total Activision and Blizzard	1,951	92	2,023	91	(72)	(4)
Other[5]	167	8	190	9	(23)	(12)
Total consolidated non-GAAP net revenues[7]	$2,118	100%	$2,213	100%	$(95)	(4)%

1	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
2	Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.
3	Downloadable content and their related revenues are included in each respective console platforms and total console.
4

Revenues from mobile and ancillary include revenues from handheld, mobile and tablet devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

5	Net revenues from Other include revenues from our film and tv studio and media network businesses, along with revenues that were historically shown as “Distribution”.
6	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
7	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	9

FINANCIAL INFORMATION

For the Year Ended December 31, 2015 and 2014

(Amounts in millions)

	Year Ended
	December 31, 2015		December 31, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	$851	18%	$867	20%	$(16)	(2)%
PC	648	14	551	13	97	18

Next-generation (PS4, Xbox One, Wii U)	1,492	32	720	16	772	107
Prior-generation (PS3, Xbox 360, Wii)	899	19	1,430	32	(531)	(37)
Total console[3]	2,391	51	2,150	49	241	11

Mobile and ancillary[4]	418	9	433	10	(15)	(3)
Total Activision and Blizzard	4,308	92	4,001	91	307	8
Other[5]	356	8	407	9	(51)	(13)
Total consolidated GAAP net revenues	4,664	100	4,408	100	256	6

Change in Deferred Revenues[6]
Activision and Blizzard:
Online[2]	(138)		168
PC	82		41

Next-generation (PS4, Xbox One, Wii U)	252		477
Prior-generation (PS3, Xbox 360, Wii)	(274)		(295)
Total console[3]	(22)		182

Mobile and ancillary[4]	35		14
Total changes in deferred revenues	(43)		405

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[2]	713	15	1,035	22	(322)	(31)
PC	730	16	592	12	138	23

Next-generation (PS4, Xbox One, Wii U)	1,744	38	1,197	25	547	46
Prior-generation (PS3, Xbox 360, Wii)	625	14	1,135	24	(510)	(45)
Total console[3]	2,369	51	2,332	48	37	2

Mobile and ancillary[4]	453	10	447	9	6	1
Total Activision and Blizzard	4,265	92	4,406	92	(141)	(3)

Other[5]	356	8	407	8	(51)	(13)
Total consolidated non-GAAP net revenues[7]	$4,621	100%	$4,813	100%	$(192)	(4)%

[1]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.
[3]	Downloadable content and their related revenues are included in each respective console platforms and total console.
[4]

Revenues from mobile and ancillary include revenues from handheld, mobile and tablet devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

[5]	Net revenues from Other include revenues from our film and tv studio and media network businesses, along with revenues that were historically shown as “Distribution”.
[6]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[7]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	10

FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	December 31, 2015		December 31, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$659	49%	$806	51%	$(147)	(18)%
Europe	522	39	653	41	(131)	(20)
Asia Pacific	172	13	116	7	56	48
Total consolidated GAAP net revenues	1,353	100	1,575	100	(222)	(14)

Change in Deferred Revenues[2]
North America	447		342
Europe	277		254
Asia Pacific	41		42
Total changes in net revenues	765		638

Non-GAAP Net Revenues by Geographic Region
North America	1,106	52	1,148	52	(42)	(4)
Europe	799	38	907	41	(108)	(12)
Asia Pacific	213	10	158	7	55	35
Total non-GAAP net revenues[3]	$2,118	100%	$2,213	100%	$(95)	(4)%

	Year Ended
	December 31, 2015		December 31, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$2,409	52%	$2,190	50%	$219	10%
Europe	1,741	37	1,824	41	(83)	(5)
Asia Pacific	514	11	394	9	120	30
Total consolidated GAAP net revenues	4,664	100	4,408	100	256	6

Change in Deferred Revenues[2]
North America	(55)		206
Europe	(20)		153
Asia Pacific	32		46
Total changes in net revenues	(43)		405

Non-GAAP Net Revenues by Geographic Region
North America	2,354	51	2,396	50	(42)	(2)
Europe	1,721	37	1,977	41	(256)	(13)
Asia Pacific	546	12	440	9	106	24
Total non-GAAP net revenues[3]	$4,621	100%	$4,813	100%	$(192)	(4)%

[1]	The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.
[2]	We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.
[3]	Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	11
FINANCIAL INFORMATION

For the Three Months and Year Ended December 31, 2015 and 2014

(Amounts in millions)

	Three Months Ended
	December 31, 2015		December 31, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$1,492	70%	$1,492	67%	$—	—%
Blizzard[3]	459	22	531	24	(72)	(14)
Activision and Blizzard total	1,951	92	2,023	91	(72)	(4)
Other[4]	167	8	190	9	(23)	(12)
Segments total	2,118	100%	2,213	100%	(95)	(4)
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	(765)		(638)
Consolidated net revenues	$1,353		$1,575		(222)	(14)%

Segment income from operations:
Activision[2]	$626		$696		$(70)	(10)%
Blizzard[3]	177		208		(31)	(15)
Activision and Blizzard total	803		904		(101)	(11)
Other[4]	35		10		25	NM
Segments total	838		914		(76)	(8)
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(554)		(475)
Stock-based compensation expense	(22)		(29)
Amortization of intangible assets	(7)		(8)
Fees and other expenses related to acquisitions and the Purchase Transaction and related debt financings[5]	(5)		36
Consolidated operating income	250		438		(188)	(43)
Interest and other expense, net	49		50
Consolidated income before income tax expense	$201		$388		(187)	(48)%

Operating margin from total operating segments	39.6%		41.3%

	Year Ended
	December 31, 2015		December 31, 2014		$ Increase	% Increase
	Amount	% of Total[1]	Amount	% of Total[1]	(Decrease)	(Decrease)
Segment net revenues:
Activision[2]	$2,700	58%	$2,686	56%	$14	1%
Blizzard[3]	1,565	34	1,720	36	(155)	(9)
Activision and Blizzard total	4,265	92	4,406	92	(141)	(3)
Other[4]	356	8	407	8	(51)	(13)
Segments total	4,621	100%	4,813	100%	(192)	(4)
Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	43		(405)
Consolidated net revenues	$4,664		$4,408		256	6%

Segment income from operations:
Activision[2]	$868		$762		$106	14%
Blizzard[3]	561		756		(195)	(26)
Activision and Blizzard total	1,429		1,518		(89)	(6)
Other[4]	37		9		28	NM
Operating segment total	1,466		1,527		(61)	(4)
Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	(39)		(215)
Stock-based compensation expense	(92)		(104)
Amortization of intangible assets	(11)		(12)
Fees and other expenses related to acquisitions and the Purchase Transaction and related debt Financings[5]	(5)		(13)
Consolidated operating income	1,319		1,183		136	11
Interest and other expense, net	198		202
Consolidated income before income tax expense	$1,121		$981		140	14%

Operating margin from total operating segments	31.7%		31.7%

1                     The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

2                     Activision Publishing (“Activision”) — publishes interactive entertainment products and content.

3                     Blizzard Entertainment, Inc. (“Blizzard”) — publishes PC games and online subscription-based games in the MMORPG category.

4                     Other includes other income and expenses from operating segments managed outside the reportable segments, including our distribution, film and tv studio, and media network businesses, as well as other unallocated corporate income and expenses.

5                     Reflects fees and other expenses related to the Purchase Transaction and acquisitions, including the acquisition of King Digital Entertainment, and the debt financings related thereto.

Refer to note B in the earnings release for information about the reconciliation of constant FX non-GAAP measures.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	12
EBITDA and Adjusted EBITDA

For the Trailing Twelve Months Ended December 31, 2015

(Amounts in millions)

					Trailing Twelve Months Ended

	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	December 31, 2015
GAAP Net Income	$394	$212	$127	$159	$892
Interest Expense, net	50	50	51	50	200
Provision for income taxes	98	70	18	42	229
Depreciation and amortization	20	21	25	30	95
EBITDA	562	353	221	281	1,416

Deferral of net revenues and related cost of sales[1]	(362)	(181)	26	554	39
Stock-based compensation expense[2]	23	21	28	22	92
Fees and other expenses related to acquisitions[3]	—	—	—	5	5
Adjusted EBITDA	$223	$193	$275	$862	$1,552

1                   Reflects the net change in deferred revenues and related cost of sales.

2                   Includes expenses related to stock-based compensation.

3                   Reflects fees and other expenses related to acquisitions, including the acquisition of King Digital Entertainment, and the debt financings related thereto.

Trailing twelve months amounts are presented as calculated. Therefore the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES	13

Outlook for the Three Months Ending March 31, 2016 and Year Ending December 31, 2016

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

	Outlook for the	Outlook for the
	Three Months Ending	Year Ending
	March 31, 2016	December 31, 2016

Net Revenues (GAAP)	$1,260	$6,100
Excluding the impact of:
Change in deferred revenues[1]	(460)	150
Net Revenues (Non-GAAP)	$800	$6,250

Operating Income (GAAP)	$265	$705
Excluding the impact of:
Deferral of net revenues and related cost of sales[2]	(300)	176
Stock-based compensation[3]	40	197
Amortization of intangible assets[4]	110	892
Fees and other expenses related to acquisitions[5]	45	50
Operating Income (Non-GAAP)	$160	$2,020

Earnings Per Diluted Share (GAAP)	$0.21	$0.45
Excluding the impact of:
Deferral of net revenues and related cost of sales[2]	(0.30)	0.15
Stock-based compensation[3]	0.04	0.18
Amortization of intangible assets[4]	0.11	0.91
Fees and other expenses related to acquisitions[5]	0.05	0.07
Earnings Per Diluted Share (Non-GAAP)	$0.11	$1.75

1                    Reflects the net change in deferred revenues.

2                    Reflects the net change in deferred revenues and related cost of sales.

3                    Reflects expenses related to stock-based compensation.

4                    Reflects amortization of intangible assets from purchase price accounting, including the acquisition of King Digital Entertainment.

5                    Reflects fees and other expenses related to acquisitions, including the acquisition of King Digital Entertainment, and the debt financings related thereto.

Outlook includes King Digital Entertainment based on an assumed transaction close later this month. The outlook includes certain estimates and assumptions associated with the King transaction based on the data currently available to us considering the transaction has not closed. Additionally, our GAAP outlook includes estimates and assumptions that may be materially different from those at the transaction close, including our stock price at and around the transaction close date, market inputs and assumptions in our stock option expenses, allocation of the purchase consideration to the acquired assets, and related tax impact from the transaction, among others.

The per share adjustments and the GAAP and non-GAAP earnings (loss) per share information are presented as calculated. Therefore the sum of these measures, as presented, may differ due to the impact of rounding.